AXIM BIOTECHNOLOGIES CLARIFIES RELATIONSHIP WITH MEDICAL MARIJUANA, INC. AND CANCHEW BIOTECHNOLOGIES, LLC

New York, NY – July 30, 2015 – A statement from AXIM Biotechnologies (OTC: AXIM), an innovative biotechnology company:

"We have received numerous telephone calls from the public leading us to believe there is general confusion relating to our relationship with Medical Marijuana, Inc. and CanChew Biotechnologies, LLC," says Dr. George Anastassov, President of AXIM Biotechnologies, Inc. "AXIM’s business focus has been and continues to be on being an innovative biotechnology company working on solutions for the treatment of pain, spasticity, anxiety and other medical disorders and symptoms with the application of cannabinoid-based products as well as focusing on research, development and production of pharmaceutical, nutriceutical, oral health and cosmetic products as well as procurement of genetically and nano-controlled active ingredients.”

Medical Marijuana, Inc. (MJNA) is the first publicly held company vested in the medical marijuana and industrial hemp markets.  MJNA is comprised of a diversified portfolio of products, services, technology and businesses solely focused on the cannabis and hemp industries.   MJNA is a major shareholder of AXIM, holding approximately 47% of our common stock, but neither it nor any of its affiliates participate in the management or operations of AXIM in any manner.  Sanammad Foundation, a Netherlands-based company, also owns 47% of our common stock.  Sanammad Foundation’s three members, Dr. George Anastassov, Dr. Philip A. Van Damme and Dr. Lekhram Changoer, are AXIM’s three directors and manage AXIM’s daily operations.

CanChew Biotechnologies, LLC, holds a US patent for the production of unique time-release cannabinoid-infused chewing gum.  On May 1, 2015, AXIM entered into a 50 year, worldwide, exclusive licensing agreement with CanChew wherein AXIM acquired the intellectual property rights underlying the patent to allow AXIM to produce CanChew Plus™ a unique time-release industrial hemp oil derived CBD (cannabidiol)-infused chewing gum.  Medical Marijuana, Inc. financed CanChew’s initial operations and owns 50% of CanChew’s membership interest.  However, in accordance with the company’s operating agreement, Medical Marijuana, Inc. does not manage or control CanChew’ operations.  Sanammad Foundation owns the remaining 50% membership interest of CanChew and manages daily operations.

A statement from Medical Marijuana, Inc. CEO Stuart Titus states:

“MJNA and the new leadership has recognized the value of the wonderful leadership that the AXIM team provides.  Alongside the new relationship with CanChew Biotechnologies and their patent on chewing gum and cannabinoids - the promise for significant IP, significant new products and pharmaceutical development exists.

MJNA salutes and supports the team led by Dr Anastassov in their clinical efforts and believe their delivery method for cannabinoids may provide a well-accepted and therapeutically improved delivery for cannabinoid-based pain medication, via the MedChew clinical trials ongoing in Europe.  Recent FDA warnings have shown additional potential side effects from traditional NSAID medications - thus the MedChew trials are quite timely and well-needed.  In fact, the FDA equivalent in The Netherlands asked AXIM to specifically carry on these well-needed trials.

Although MJNA and our team are not directly involved with these efforts, nonetheless, we strongly support any and all studies for safety and efficacy that the AXIM team is involved with.  At MJNA we feel that further research will show the full potential for cannabinoids to the world of medicine - just as many anecdotal stories have shown with the botanical formulations available today.”

About AXIM Biotechnologies:

AXIM Biotechnologies (OTC: AXIM) is an innovative biotechnology company focusing on research, development and production of pharmaceutical, nutraceutical and cosmetic products where we prioritize the well-being of our customers while embracing a solid fiscal strategy. For more information, visit the Company website at www.AXIMBiotech.com.

FORWARD-LOOKING DISCLAIMER
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Axim Biotechnologies, Inc. to be materially different from the statements made herein.

LEGAL DISCLOSURE

AXIM Biotechnologies does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA). The company does grow, sell, and distribute hemp-based products.

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